EXHIBIT 99

                   NORFOLK SOUTHERN CORPORATION

                 Directors' Restricted Stock Plan


  I. Effective Date:     January 1, 1994


 II. Purpose:            To increase the ownership of common
                         stock of Norfolk Southern Corporation
                         ("Corporation") by non-employee
                         directors so as to align further their
                         ownership interest in the Corporation
                         with that of the stockholders.


III. Eligibility:        Any non-employee director of the
                         Corporation as of the Effective Date and any non-employee director of the
                         Corporation who begins his or her term
                         as director on or after the Effective
                         Date ("Eligible Director").  A "non-
                         employee director" is a director who is
                         not an officer of the Corporation or any of its subsidiaries.


 IV. Benefits:           (1)  An Eligible Director shall be
                              granted one-thousand (1,000) shares
                              of Corporation common stock
                              ("Restricted Shares") on the later
                              of the Effective Date of the
                              Registration Statement registering
                              the grant of common stock under
                              this Plan or the date a person
                              becomes an Eligible Director.

                         (2)  Restricted Shares shall be
                              restricted as hereinafter provided
                              for a period ("Restriction Period")
                              commencing on the date of grant and
                              ending on the date that is the
                              earlier of the death of the
                              Eligible Director or 6 months
                              after the Eligible Director ceases
                              to be a director by reason of
                              disability or retirement.  During
                              the Restriction Period, the
                              Eligible Director shall have the
                              entire beneficial interest in and
                              all rights and privileges of a
                              stockholder as to the Restricted
                              Shares, including the right to
                              receive dividends and the right to
                              vote such shares, subject to
                              the following conditions: (a) the
                              Eligible Director shall not be
                              entitled to delivery of the stock
                              certificate until expiration of the
                              Restriction Period; (b) none of the
                              Restricted Shares may be sold,
                              transferred, assigned, pledged or
                              otherwise encumbered or disposed of
                              during the Restriction Period; and
                              (c) all Restricted Shares shall be
                              forfeited and all rights of the
                              Eligible Director in and to such
                              shares shall terminate unless the
                              Eligible Director remains a
                              director of the Corporation until
                              death, disability or retirement.

                         (3)  For purposes of this Plan,
                              "retirement" of an Eligible
                              Director means termination of
                              service as a director of the
                              Corporation, if (a) the Eligible
                              Director at the time of
                              termination was ineligible to
                              continue serving as a director
                              under the Corporation's Retirement
                              Policy for Directors or (b) the
                              Eligible Director had served as a
                              director of the Corporation for at
                              least two consecutive years, and
                              such termination is (i) due to the
                              Eligible Director's taking a
                              position with or providing services
                              to a governmental, charitable or
                              educational institution whose
                              policies prohibit continued service
                              as a director of the Corporation,
                              or (ii) due to the fact that
                              continued service as a director
                              would be a violation of law, or
                              (iii) not due to the voluntary
                              resignation or refusal
                              to stand for reelection by the
                              Eligible Director.

                         (4)  The Board of Directors of the
                              Corporation may make such
                              adjustments in the number and kind
                              of shares authorized by the Plan
                              and the number and kind of shares
                              or other securities or property
                              covered by outstanding awards as
                              are required by any change in the
                              corporate structure or shares of
                              the Corporation, including but not
                              limited to, recapitalization, stock
                              splits, stock dividends,
                              combination or exchange of
                              shares, mergers, consolidations,
                              rights offerings, separations,
                              reorganizations, and liquidations.


 V.  Miscellaneous:      A maximum of 30,000 shares of
                         Corporation common stock may be granted under this Plan. This Plan may be amended (but not more than once every six months, other than to comply with changes in the Internal Revenue Code) or terminated by the Board of Directors of the Corporation.